                                        EXHIBIT 99.1
                                        ------------


                  PEABODY HOLDING COMPANY, INC. EMPLOYEE RETIREMENT ACCOUNT

                                      TABLE OF CONTENTS
                                                                                         PAGE
                                                                                         ----
SECTION 1 - NAME OF PLAN....................................................................1

SECTION 2 - DEFINITIONS.....................................................................2

   2.1. Board...............................................................................2
   2.2. Break In Service....................................................................2
   2.3. Code................................................................................2
   2.4. Committee...........................................................................2
   2.5. Company.............................................................................2
   2.6. Compensation........................................................................2
   2.7. Controlled Group....................................................................2
   2.8. Days Of Service.....................................................................2
   2.9. Disability Retirement Date..........................................................3
   2.10. Employee...........................................................................3
   2.11. Employer...........................................................................3
   2.12. Five Percent Owner.................................................................3
   2.13. Highly Compensated Employee........................................................4
   2.14. Hours Of Employment................................................................4
   2.15. Non-Highly Compensated Employee....................................................4
   2.16. Normal Retirement Date.............................................................4
   2.17. Patriot Plan.......................................................................4
   2.18. Participant........................................................................4
   2.19. Plan Administrator.................................................................4
   2.20. Plan Year..........................................................................5
   2.21. Powder River Plan..................................................................5
   2.22. Pro-Rated Salary...................................................................5
   2.23. Qualified Plan.....................................................................5
   2.24. Service Period.....................................................................5
   2.25. Severance Date.....................................................................5
   2.26. Severance Period...................................................................6
   2.27. Trustee............................................................................6
   2.28. Valuation Date.....................................................................6
   2.29. Years of Service...................................................................6

SECTION 3 - ELIGIBILITY.....................................................................7

   3.1. Prior Participants..................................................................7
   3.2. New Participants....................................................................7
   3.3. Former Participants.................................................................7
   3.4. Cessation Of Participation..........................................................7


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SECTION 4 - CONTRIBUTIONS...................................................................8

   4.1. Basic Payroll Reduction Contributions...............................................8
   4.2. Additional Payroll Reduction Contributions..........................................8
   4.3. Maximum Payroll Reduction Contribution..............................................8
   4.4. Employer Matching Contributions.....................................................8
   4.5. Performance Contributions...........................................................9
   4.6. Elections...........................................................................9
   4.7. Changes In And Suspension Of Payroll Reductions.....................................9
   4.8. Tax Deductions.....................................................................10
   4.9. Rollover Contributions And Transfers...............................................10

SECTION 5 - LOANS AND WITHDRAWALS..........................................................12

   5.1. Loans..............................................................................12
   5.2. Withdrawals........................................................................12
   5.3. Vesting After Withdrawals..........................................................14

SECTION 6 - DISTRIBUTIONS OF EXCESS AMOUNTS................................................15

   6.1. Distribution Of Excess Elective Deferrals..........................................15
   6.2. Limitations On Pre-Tax Contributions For Highly Compensated Employees..............15
   6.3. Limitations On Matching Contributions For Highly Compensated Employees.............15
   6.4. Limitations On Multiple Use Of Alternative Limitation..............................16
   6.5. Special Definitions................................................................16

SECTION 7 - ALLOCATION.....................................................................17

   7.1. Establishment Of Accounts..........................................................17
   7.2. Allocation Of Earnings Or Losses...................................................17

SECTION 8 - INVESTMENT OF ACCOUNTS.........................................................18

   8.1. Investment Funds...................................................................18
   8.2. Participant's Selection Of Investment Fund.........................................18
   8.3. Transfers Between Investment Funds.................................................18
   8.4. Custody, Registration and Voting of Securities.....................................18

SECTION 9 - DISTRIBUTIONS AT RETIREMENT....................................................19

   9.1. Normal Retirement Distributions....................................................19
   9.2. Optional Method Of Distribution....................................................19
   9.3. Required Minimum Distributions.....................................................19
   9.4. Required Beginning Date............................................................19

SECTION 10 - DISTRIBUTIONS AT DISABILITY...................................................20

   10.1. Distributions Upon Disability.....................................................20
   10.2. Determination Of Disability.......................................................21
   10.3. Notification Of Eligibility To Receive And Consent To Disability Benefits.........21

SECTION 11 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)..........................22

   11.1. Distributions Upon Termination Of Employment......................................22
   11.2. Determination Of Vested Portion...................................................23


                                     ii

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   11.3. Forfeitures.......................................................................23
   11.4. Notification Of Eligibility To Receive And Consent To Vested Benefits.............24

SECTION 12 - DISTRIBUTIONS AT DEATH........................................................25

   12.1. Distributions Upon Death..........................................................25
   12.2. Distribution To Spouse............................................................25
   12.3. Designation Of Beneficiary........................................................25
   12.4. Beneficiary Not Designated........................................................25
   12.5. Spousal Consent To Designation Of Beneficiary.....................................25

SECTION 13 - LEAVES OF ABSENCE AND TRANSFERS...............................................27

   13.1. Military Leave Of Absence.........................................................27
   13.2. Maternity Or Paternity Absence....................................................28
   13.3. Other Leaves Of Absence...........................................................29
   13.4. Transfers.........................................................................29

SECTION 14 - TRUSTEE.......................................................................31

SECTION 15 - ADMINISTRATION................................................................32

   15.1. Appointment Of Committee..........................................................32
   15.2. Construction......................................................................32
   15.3. Decisions And Delegation..........................................................32
   15.4. Meetings..........................................................................32
   15.5. Duties Of The Committee...........................................................32
   15.6. Records Of The Committee..........................................................33
   15.7. Expenses..........................................................................33

SECTION 16 - CLAIM PROCEDURE...............................................................34

   16.1. Claim.............................................................................34
   16.2. Claim Decision....................................................................34
   16.3. Request For Review................................................................34
   16.4. Review On Appeal..................................................................35

SECTION 17 - AMENDMENT AND TERMINATION.....................................................36

   17.1. Amendment.........................................................................36
   17.2. Termination; Discontinuance Of Contributions......................................36

SECTION 18 - MISCELLANEOUS.................................................................37

   18.1. Participants' Rights..............................................................37
   18.2. Spendthrift Clause................................................................37
   18.3. Delegation Of Authority By Employer...............................................37
   18.4. Distributions To Minors...........................................................37
   18.5. Construction Of Plan..............................................................37
   18.6. Gender, Number And Headings.......................................................38
   18.7. Separability Of Provisions........................................................38
   18.8. Diversion Of Assets...............................................................38
   18.9. Service Of Process................................................................38
   18.10. Merger...........................................................................38

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   18.11. Benefit Limitation...............................................................38
   18.12. Commencement Of Benefits.........................................................40
   18.13. Qualified Domestic Relations Order...............................................40
   18.14. Written Explanation Of Rollover Treatment........................................42
   18.15. Leased Employees.................................................................42
   18.16. Special Distribution Option......................................................43
   18.17. Limitations On Special Distribution Option.......................................44
   18.18. Waiver Of 30-Day Period..........................................................44

SECTION 19 - TOP-HEAVY DEFINITIONS.........................................................45

   19.1. Accrued Benefits..................................................................45
   19.2. Beneficiaries.....................................................................45
   19.3. Determination Date................................................................45
   19.4. Former Key Employee...............................................................45
   19.5. Key Employee......................................................................45
   19.6. Non-Key Employee..................................................................45
   19.7. Permissive Aggregation Group......................................................46
   19.8. Required Aggregation Group........................................................46
   19.9. Super Top-Heavy Group.............................................................46
   19.10. Top-Heavy Compensation...........................................................46
   19.11. Top-Heavy Group..................................................................46

SECTION 20 - TOP-HEAVY RULES...............................................................48

   20.1. Special Top-Heavy Rules...........................................................48
   20.2. Adjustments In Section 415 Limits.................................................48


                                     iv


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          PEABODY HOLDING COMPANY, INC. EMPLOYEE RETIREMENT ACCOUNT



                          SECTION 1 - NAME OF PLAN

                  This Plan shall be known as the "Peabody Holding Company, Inc. Employee Retirement Account." The Plan will be considered a profit sharing plan even though contributions are not dependent on profits.




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

                           SECTION 2 - DEFINITIONS

2.1.     Board.
         -----

                  "Board" means the board of directors of the Company or of any successor by merger, purchase or otherwise.

         2.2.     Break In Service.
                  ----------------

                  "Break in Service" means any twelve consecutive month Severance Period.

         2.3.     Code.
                  ----

                  "Code" means the Internal Revenue Code of 1986, as amended.

         2.4.     Committee.
                  ---------

                  "Committee" means the Committee appointed pursuant to
Section 15.1.

         2.5.     Company.
                  -------

                  "Company" means the Peabody Holding Company, Inc.

         2.6.     Compensation.
                  ------------

                  "Compensation" means base pay plus overtime received by an Employee during the Plan Year after he or she becomes a Participant for services rendered with respect to the Employer. Such amount shall include all amounts contributed to a cafeteria plan which meets the requirements of
Section 125 of the Code. Such amount shall not include Employer contributions under this Plan or benefits under any other Qualified Plan.

                  The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $160,000 (as adjusted in accordance with Section 415(d) of the Code).

         2.7.     Controlled Group.
                  ----------------

                  "Controlled Group" means the Company and all other entities required to be aggregated with the Company under Sections 414(b),
(c), or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. For purposes of Section 18.11, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

         2.8.     Days Of Service.
                  ---------------

                  "Days of Service" means the total number of days in a person's Service Periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in all Severance Periods, if any, in which:

                                     2

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                  (a)      The Employee severs from service by reason of
         quit, discharge or retirement and immediately prior to such quit, discharge or retirement was not absent from service if the Employee performs an Hour of Employment within twelve months of the date of such severance; or

                  (b) Notwithstanding (a) above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death if the Employee performs an Hour of Employment within twelve months of the date on which the Employee was first absent from service.

         2.9.     Disability Retirement Date.
                  --------------------------

                  "Disability Retirement Date" means the date on which a Participant is determined by the Committee to be permanently and totally disabled in accordance with Section 10.2 and has terminated his or her employment.

         2.10.    Employee.
                  --------

                  "Employee" means any person who is (i) classified by the Employer as a full-time employee or as a part-time employee who is regularly scheduled to work at least 20 hours per week and (ii) is compensated on a salaried basis and (iii) is on a U.S. dollar payroll or is a U.S. citizen and (iv) is employed by the Employer, but excluding a non-resident alien, or a member of a collective bargaining unit for which either

                  (a) a separate retirement plan has been established pursuant to collective bargaining negotiations, or

                  (b) no separate plan has been established after collective bargaining has included discussion of retirement benefits,

                  unless such collective bargaining provided for coverage under this Plan.

         2.11.    Employer.
                  --------

                  "Employer" means the Company, Patriot Coal Company L.P., Powder River Coal Company or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.

         2.12.    Five Percent Owner.
                  ------------------

                  "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

                                     3

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         2.13.    Highly Compensated Employee.
                  ---------------------------

                  Highly Compensated Employee means any Participant who (i) was a Five-Percent Owner at any time during either the determination year or the look-back year; or (ii) received compensation within the meaning of Code
Section 415(c)(3) from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 415(d)) during the look-back year and, if the Employer so elects for the look-back year, was in the top-paid group of Employees for such look-back year.

                  For purposes of Section 6, the determination year shall be the Plan Year, and the look-back year shall be the 12 month period immediately preceding the determination year. The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

         2.14.    Hours Of Employment.
                  -------------------

                  "Hours of Employment" means an hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.

         2.15.    Non-Highly Compensated Employee.
                  -------------------------------

                  Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee but who is eligible to participate in the Plan.

         2.16.    Normal Retirement Date.
                  ----------------------

                  "Normal Retirement Date" means the date on which a Participant terminates his or her employment with the Employer (except by death or permanent and total disability as defined in Section 10.2) provided such date is on or after (a) his attainment of age 62 or (b) such Participant's "Normal Retirement Date" under a Qualified Plan maintained by the Employer which is a defined benefit plan, whichever come first.

         2.17.    Patriot Plan.
                  ------------

                  "Patriot Plan" means the Patriot Coal Company Savings and Long-Term Investment Plan as in effect prior to October 1, 1997.

         2.18.    Participant.
                  -----------

                  "Participant" means an Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under Section 3.4.

         2.19.    Plan Administrator.
                  ------------------

                  "Plan Administrator" means the Committee.


                                     4

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         2.20.    Plan Year.
                  ---------

                  "Plan Year" means the 12-month period commencing on January 1 and ending on December 31.

         2.21.    Powder River Plan.
                  -----------------

                  "Powder River Plan" means the Powder River Coal Company Savings and Long-Term Investment Plan for Salaried Employees as in effect prior to October 1, 1997.

         2.22.    Pro-Rated Salary.
                  ----------------

                  "Pro-Rated Salary" means a Participant's base salary determined as of the last day of the Employer's fiscal year, multiplied by a fraction, the numerator of which is the number of months and fractions thereof during which the Participant was an Employee during such fiscal year, and the denominator of which is 12. For purposes of this calculation only, a person shall not be considered an "Employee" during any period during which he or she is (a) on salary continuance for disability, (b) receiving accrued vacation or other similar amounts following retirement under the Employer's retirement program, or (c) on a leave of absence described in Section 13.3.

                  The Pro-Rated Salary of each Participant taken into account under the Plan for any Plan Year, based on the fiscal year ending in such Plan Year, shall not exceed $160,000 (as adjusted in accordance with Section 415(d) of the Code).

         2.23.    Qualified Plan.
                  --------------

                  "Qualified Plan" means any plan qualified under Section 401 of the Code. For purposes of Sections 19 and 20 only, the term "Qualified Plan" also means a simplified employee pension described in
Section 408(k) of the Code.

         2.24.    Service Period.
                  --------------

                  "Service Period" means the period of time commencing on the date on which a person performs an Hour of Employment with the Employer and ending on the person's Severance Date. If a person's employment with the Employer is terminated when he or she has no nonforfeitable right to a benefit derived from Employer contributions under the Plan and the number of years of his or her Severance Period equals or exceeds the greater of (a) 5 or (b) the number of years of his or her Service Period prior to such termination of employment, the Service Period prior to the termination of employment will be disregarded.

         2.25.    Severance Date.
                  --------------

                  "Severance Date" means the date on which the earliest of the following occurs:

                  (a) A person employed by the Employer quits, retires, is discharged or dies or



                                     5

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                  (b)      The first anniversary of the first date of a
         period in which the person is not credited with Days of Service and remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge or death.

         2.26.    Severance Period.
                  ----------------

                  "Severance Period" means the period of time commencing the day after a person's Severance Date and ending on the day before the person performs an Hour of Employment.

         2.27.    Trustee.
                  -------

                  "Trustee" means the insurer or trustee or any successor trustee appointed pursuant to Section 14 hereof.

         2.28.    Valuation Date.
                  --------------

                  "Valuation Date" means each business day (effective September 1, 1999, any business day the New York Stock Exchange is open for trading).

         2.29.    Years of Service.
                  ----------------

                  "Years of Service" for the period prior to October 1, 1997 shall be determined under the terms of the Plan prior to such date as determined by the Employer's records. For the period on and after October 1, 1997, a Participant shall be credited with one Year of Service for each 365 Days of Service on and after October 1, 1997.



                                     6

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                           SECTION 3 - ELIGIBILITY

3.1.     Prior Participants.
         ------------------

                  Each person who was a Participant in the Plan on March 31, 1999, shall continue to be a Participant on April 1, 1999.

         3.2.     New Participants.
                  ----------------

                  On and after April 1, 1999, each Employee not described in
Section 3.1 shall become a Participant hereunder as of his or her date of hire.

                  If a person is not an Employee as of his date of hire, he or she shall not become a Participant until the day he or she becomes an Employee.

         3.3.     Former Participants.
                  -------------------

                  A former Participant who is reemployed by the Employer shall become a Participant on the date he or she is reemployed as an Employee.

         3.4.     Cessation Of Participation.
                  --------------------------

                  A person shall cease to be a Participant and shall become a former Participant when he or she

                  (a)      has ceased to be employed by the Employer, and

                  (b) has no undistributed account balances under the Plan.



                                     7

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                          SECTION 4 - CONTRIBUTIONS

4.1.     Basic Payroll Reduction Contributions.
         -------------------------------------

                  Except for those individuals described in the next sentence, a Participant may elect to have up to 7% (except for a Participant employed by Powder River Coal Company, in which case 6%) of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant who was a participant in the Patriot Plan on September 30, 1997 may elect to have up to 4% of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect in accordance with the rules and procedures established by the Committee in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her account as described under 7.1.

         4.2.     Additional Payroll Reduction Contributions.
                  ------------------------------------------

                  A Participant who has elected to have 7% (6% for Participants employed by Powder River Coal Company) of his or her Compensation contributed by the Employer to the Plan under Section 4.1 may elect to have up to an additional 9% (13% for Participants employed by Powder River Coal Company) of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis or after-tax basis through payroll reductions. A Participant who was a participant in the Patriot Plan on September 30, 1997 and who has elected to have 4% of his or her Compensation contributed by the Employer to the Plan under Section 4.1 may elect to have up to an additional 12% of his or her Compensation contributed by the Employer to the Plan on a pre-tax or after-tax basis through payroll reductions. Each Participant shall elect in accordance with the rules and procedures established by the Committee in increments of 1% the percentage of his or her Compensation under this Section to be credited to his or her account as described under 7.1.

         4.3.     Maximum Payroll Reduction Contribution.
                  --------------------------------------

                  The maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis under Sections 4.1 and 4.2 and any other Qualified Plan maintained by the Employer in any calendar year is limited to $10,000 (or such higher amount prescribed by applicable law). If a Participant's pre-tax contributions reach this maximum, the Committee shall stop the Participant's payroll reduction contributions for the remainder of the calendar year.

         4.4.     Employer Matching Contributions.
                  -------------------------------

                  Prior to January 1, 2001, the Employer will contribute to the Plan an amount equal to 50% of the amount by which each Participant elects to have his or her Compensation reduced under Section 4.1. Beginning January 1, 2001, except with respect to those Participants described in the next sentence, the Employer will contribute to the Plan an amount equal to 100% of the first 3% of his or her Compensation that a Participant elects to have contributed to the Plan under Section 4.1 plus 75% of the next 4% of his or her Compensation that a Participant elects to have contributed to the Plan under Section 4.1. With respect to each Participant who is employed either by Patriot Coal Company, L.P. or Powder River Coal Company on and after January 1, 2001 the Employer will continue to contribute to the Plan an amount equal to 50% of


                                     8

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

the amount by which such Participant elects to have his or her Compensation reduced under Section 4.1. Any contributions made pursuant to this Section
4.4 shall be paid to the Trustee as soon as practicable following the 15th day and the last business day of each month.

         4.5.     Performance Contributions.
                  -------------------------

                  In addition to any contributions made by the Employer pursuant to Section 4.4, the Employer will contribute an additional amount if the Employer meets or exceeds certain performance targets established by the Board on an annual basis. If the maximum performance target established by the Board for the Employer's fiscal year is met or exceeded, the Employer will contribute to the Plan on behalf of each Participant (other than a Participant employed by Powder River Coal Company or Patriot Coal Company, L.P.) who is employed on the last day of such fiscal year an amount equal to 4% of the Participant's Pro-Rated Salary. If the Employer meets the minimum performance target established by the Board for the Employer's fiscal year but does not meet the maximum performance target, the Employer will contribute to the Plan on behalf of each Participant who is employed on the last day of such fiscal year a percentage of such Participant's Pro-Rated Salary to be determined by the Board (which percentage shall be less than 4% of the Participant's Pro-Rated Salary) based on the Employer's overall performance in relation to the maximum and minimum performance target ranges. Any contributions paid on account of the performance of the Employer pursuant to this Section 4.5 shall be paid to the Trustee as soon as practicable following the determination of whether the Employer has met or exceeded the applicable performance targets.

         4.6.     Elections.
                  ---------

                  Each election by a Participant under Sections 4.1 and 4.2 shall be effective until suspended or amended. Each election shall be effective only when made in accordance with the rules and procedures established by the Committee.

         4.7.     Changes In And Suspension Of Payroll Reductions.
                  -----------------------------------------------

                  4.7.1.   Changes In Payroll Reductions.
                           -----------------------------

                           Each Participant's payroll reduction percentage under Sections 4.1 and 4.2 shall continue in effect until the Participant shall change such percentage. A Participant may at any time in his or her discretion change such percentage in accordance with the rules and procedures established by the Committee.

                  4.7.2.   Suspension Of Payroll Reductions.
                           --------------------------------

                           A Participant may at any time suspend his or her contributions in accordance with the rules and procedures established by the Committee.

                                     9

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                           4.7.2.1. Suspension Of Payroll Reductions During
                                    ---------------------------------------
                                    Government Or Military Service.
                                    ------------------------------

                                    Suspension of a Participant's
                  contributions shall be permitted during any period of military service, or of government service approved by the Employer, regardless of the duration of such period.

                           4.7.2.2. Resumption Of Payroll Reductions After
                                    --------------------------------------
                                    Suspension.
                                    ----------

                                    Except as provided in Section 5.2, a
                  Participant who has suspended his or her contributions under Section 4.7.2 may at any time resume his or her contributions in accordance with the rules and procedures established by the Committee.

         4.8.     Tax Deductions.
                  --------------

                  All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by an Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances:

                  (a) If a contribution was made by an Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

                  (b) If an Employer makes a contribution which is not deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.

                  Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event
(a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to the Employer (less any losses) to the Employees who elected to reduce their salary by such amounts.

         4.9.     Rollover Contributions And Transfers.
                  ------------------------------------

                  The Committee may direct the Trustee to accept from or on behalf of an Employee any cash (or, prior to September 1, 1999, other assets) the receipt of which would constitute a rollover contribution as defined in Section 408(d)(3)(A)(ii) of the Code or an eligible rollover contribution as defined in Section 402(c)(4) of the Code which is excludable from income under Section 402(c)(1) of the Code. The Committee may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Notwithstanding the preceding sentence, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully


                                     10

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vested at all times. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or 18.11.

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                      SECTION 5 - LOANS AND WITHDRAWALS

5.1.     Loans.
         -----

                  Upon the application of a Participant under such procedures as established by the Committee, the Committee as administrator of the loan program, in accordance with its uniform nondiscriminatory policy, shall direct the Trustee to make a loan or loans to such Participant, provided, however, that no loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of:

                  (a)      $50,000 or

                  (b) 50% of the vested portion of the Participant's accounts under this Plan.

                  Notwithstanding the foregoing, the $50,000 limitation in
(a) above shall be reduced by the highest outstanding balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.

         5.2.     Withdrawals.
                  -----------

                  5.2.1.   Regular Withdrawals.
                           -------------------

                           A Participant in the employment of the Employer
                  may, in accordance with the rules and procedures established by the Committee, make a withdrawal from his or her Savings Regular Account which has been held by the Plan for 24 months or more, his vested Company Savings Account which has been held by the Plan for 24 months or more, or his or her After Tax-Unmatched Account. A Participant must withdraw his or her entire After Tax-Unmatched Account before withdrawing any amounts from his or her After Tax-Matched Account or Company Savings Account. The minimum amount of any withdrawal under this Section shall be $500, unless the account contains less than $500, in which event the Participant must withdraw the entire balance in his or her account.

                  5.2.2.   Special Withdrawals.
                           -------------------

                           A Participant in the employment of the Employer
                  may withdraw the entire amount in his or her After Tax-Matched Account (i.e., with no 24-month holdback) in
                                       ----
                  accordance with the rules and procedures established by the Committee. In the event of a withdrawal under this Section of any amounts from the Participant's After Tax-Matched Account which have been held in such account for less than 24 months, the Participant's right to make contributions under the Plan shall be suspended for a period of six months following the Valuation Date following the month in which the special withdrawal is made.

                  5.2.3.   Hardship Withdrawals.
                           --------------------

                           A Participant in the employment of the Employer
                  may, in accordance with the rules and procedures established by the Committee, withdraw his or her contributions to his or her Pre Tax-Matched Account or Pre Tax-Unmatched Account as well as all or any part of his or her Rollover Account, the vested portion of his or her Company Savings Account which has been held by the Plan for less than 24 months, and the vested portion of his or her Company Investment Account, if the Participant demonstrates a substantial hardship to the Committee. The Committee will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

                           5.2.3.1. Determination of Immediate and Heavy
                                    ------------------------------------
                                    Financial Need.
                                    --------------

                                    A distribution will be deemed to be made
                  on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                                    (a)      expenses for medical care
                           described in Section 213(d) of the Code
                           previously incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                                    (b)      costs directly related to the
                           purchase (excluding mortgage payments) of a principal residence of the Participant;

                                    (c)      the payment of tuition and
                           related educational fees (excluding expenses for room and board) for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents (as defined in Section 152 of the Code); or

                                    (d)      payments necessary to prevent
                           the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                           5.2.3.2. Amount Necessary To Satisfy Financial
                                    -------------------------------------
                                    Need.
                                    ----

                                    A distribution will be deemed to be
                  necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

                                    (a)      The distribution is not in
                           excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

                                    (b)      The Participant has obtained
                           all distributions, other than hardship
                           distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

                                    In addition a Participant who receives a
                  hardship withdrawal will be unable to make pre-tax contributions or after-tax contributions to the Plan or any other qualified or nonqualified plan of deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (but not the cafeteria plan itself), for a period of twelve months after the Valuation Date as of which the hardship distribution is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the hardship withdrawal may not exceed $10,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the hardship withdrawal.

                  5.2.4.   Age 59 1/2 Withdrawals.
                           ----------------------

                           A Participant in the employment of the Employer who has attained age 59 1/2 may, in accordance with the rules and procedures established by the Committee, make a withdrawal from his or her Rollover Account, Pre Tax-Unmatched Account, Pre Tax-Matched Account, the vested portion of his or her Company Investment Account and Performance Contribution Account. The minimum amount of any withdrawal under this Section shall be $500, unless the account contains less than $500, in which event the Participant must withdraw the entire balance in his or her account.

         5.3.     Vesting After Withdrawals.
                  -------------------------

                  If a withdrawal under Section 5.2 is made by a Participant whose Company Investment or Regular Account was not 100% vested at the time of such withdrawal, then the Employer shall separately record the portion of his or her Company Investment or Regular Account which was not vested at the time of the withdrawal, and the vested amount of such portion from time to time shall equal an amount ("X") determined by the following formula:

                        X = P(AB + (R X D)) - (R X D)

For purposes of applying such formula: "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time; "D" is the amount previously withdrawn by the Participant; and "R" is the ratio of the account balance at the relevant time to the account balance after the withdrawal. If a person who has received a withdrawal hereunder is subsequently entitled to an allocation of Employer contributions, the Employer shall separately record such contributions and vesting with respect to such contributions shall be in accordance with Section 11.2.

                 SECTION 6 - DISTRIBUTIONS OF EXCESS AMOUNTS

6.1.     Distribution Of Excess Elective Deferrals.
         -----------------------------------------

                  If a Participant's elective deferrals for any calendar year exceed $10,000 (or such higher amount prescribed by applicable law), then the Participant may file an election form prescribed by the Committee with the Employer designating in writing the amount of such excess elective deferrals to be distributed from this Plan. Any such election form must be filed with the Employer no later than the first March 1 following the close of such calendar year in order for the Employer to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess elective deferrals which the Participant has allocated to this Plan together with any income or less any loss allocable to such amount on or before the first April 15 following the close of such calendar year. In the case of a Highly Compensated Employee, any matching contributions which were contributed on account of the elective deferrals being distributed will be forfeited, even if such matching contributions are vested. For purposes of the preceding sentence, the income or loss allocable to such excess amount will be determined under such reasonable method as the Committee shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' accounts.

         6.2.     Limitations On Pre-Tax Contributions For Highly
                  -----------------------------------------------
                  Compensated Employees.
                  ----------------------

                  The Committee is authorized to reduce to the extent necessary the maximum deferral percentage under Sections 4.1 and 4.2 for Highly Compensated Employees, prior to the close of the Plan Year if the Committee reasonably believes that such reduction is necessary to prevent the Plan from failing Code Section 401(k)(3). Such adjustments shall be made in accordance with rules prescribed by the Committee.

                  If the Plan fails to satisfy Code Section 401(k)(3), the Plan shall correct the failure within 12 months after the last day of such Plan Year under any method or combination of methods allowed under Code
Section 401(k)(8) or Treasury Regulation Section 1.401(k)-1(f), taking into account any adjustments necessary due to changes to Code Section 401(k)(8)(C) that are not reflected in the regulations. For purposes of this
Section 6.2, effective for years beginning after December 31, 1996, the actual deferral percentage of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3), unless the Employer elects to determine such actual deferral percentage as of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3). Any such election shall not be changed except as provided by the Secretary of the Treasury.

         6.3.     Limitations On Matching Contributions For Highly
                  ------------------------------------------------
                  Compensated Employees.
                  ----------------------

                  The Committee is authorized to reduce to the extent necessary the maximum amount of matching contributions under Section 4.4 and after-tax contributions contributed on behalf of any Highly Compensated Employee prior to the close of the Plan Year if the Committee reasonably believes that such adjustment is necessary to prevent the Plan from failing Code

Section 401(m)(2). Such reduction shall be made in accordance with rules prescribed by the Committee.

                  If the Plan fails to satisfy Code Section 401(m)(2), the Plan shall correct the failure within 12 months after the last day of such Plan Year under any method or combination of methods allowed under Treasury Regulation 1.401(m)-1(e), taking into account any adjustments necessary due to changes to Code Section 401(m)(6)(c) that are not reflected in the regulations. For purposes of this Section 6.3, effective for years beginning after December 31, 1996, the actual contribution percentage of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2), unless the Employer elects to determine such actual contribution percentage as of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2). Any such election shall not be changed except as provided by the Secretary of the Treasury.

         6.4.     Limitations On Multiple Use Of Alternative Limitation.
                  -----------------------------------------------------

                  6.4.1.   Determination Of Multiple Use.
                           -----------------------------

                           The Committee will determine whether or not multiple use of the Alternative Limitation has occurred. Such determination will be made in accordance with Section 401(m)(9) of the Code.

                  6.4.2.   Correction Of Multiple Use.
                           --------------------------

                           If a multiple use of the Alternative Limitation occurs, the Committee shall correct such multiple use by reducing the Actual Contribution Percentages of Highly Compensated Employees in the manner set forth in Section 6.3 so that there is no multiple use of the Alternative Limitation.

         6.5.     Special Definitions.
                  -------------------

                  All terms used in this Section 6 shall have the meaning given such terms in Code Sections 401(k) and 401(m) and the regulations thereunder.

                  6.5.1.   Plan Restructuring.
                           ------------------

                  The Plan may be disaggregated under Section
1.410(b)-6(b)(3) and Section 1.410(b)-7(c)(3) of the Treasury Regulations for any Plan Year in order to pass the actual contribution percentage and actual deferral percentages tests set forth in this Section.

                           SECTION 7 - ALLOCATION

7.1.     Establishment Of Accounts.
         -------------------------

                  The Committee shall establish and maintain for each Participant a Pre Tax-Matched Account, a Pre Tax-Unmatched Account, an After Tax-Matched Account, an After Tax-Unmatched Account, a Company Savings Account, a Company Investment Account, a Performance Contribution Account, and a Rollover Account. All amounts by which an Employee elects to have his or her salary reduced under Section 4.1 on a pre-tax basis shall be credited to his or her Pre Tax-Matched Account, all amounts by which an Employee elects to have his or her salary reduced under Section 4.1 on an after-tax basis shall be credited to his or her After Tax-Matched Account, all amounts by which an Employee elects to have his or her salary reduced under Section
4.2 on a pre-tax basis shall be credited to his or her Pre Tax-Unmatched Account, all amounts by which an Employee elects to have his or her salary reduced on an after-tax basis under Section 4.2 shall be credited to his or her After Tax-Unmatched Account, all Employer contributions under Section
4.4 with respect to Pre Tax-Matched Contributions shall be credited to his or her Company Investment Account, all Employer contributions under Section
4.4 with respect to After Tax-Matched Contributions shall be credited to his or her Company Savings Account, all Employer contributions under Section 4.5 shall be credited to his or her Performance Contribution Account, and all direct transfer and rollover amounts received on behalf of a Participant under Section 4.9 shall be credited to his or her Rollover Account.

         7.2.     Allocation Of Earnings Or Losses.
                  --------------------------------

                  All appreciation or depreciation in the fair market value of the investment funds shall be allocated to accounts based on account balances on each Valuation Date.

                     SECTION 8 - INVESTMENT OF ACCOUNTS

8.1.     Investment Funds.
         ----------------

                  Prior to May 19, 1998, Employer contributions made under
Section 4.4 were invested solely in The Energy Group PLC American Depository Receipts. Effective May 19, 1998, a Participant may invest all of his or her accounts in such funds as are made available from time to time under the Plan.

         8.2.     Participant's Selection Of Investment Fund.
                  ------------------------------------------

                  Each Participant shall designate in 1% increments the percentages of contributions under Section 4.1 and 4.2 for such Plan Year allocable to his or her accounts which are to be invested among the applicable investment funds. Such a designation shall be made in accordance with the rules and procedures established by Committee. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant.

         8.3.     Transfers Between Investment Funds.
                  ----------------------------------

                  A Participant may elect in accordance with the rules and procedures established by the Committee to transfer all or any portion of his or her accounts in an investment fund to any other investment fund. Such transfers shall be subject to such reasonable requirements as may be established by the Trustee.

         8.4.     Custody, Registration and Voting of Securities.
                  ----------------------------------------------

                  All securities acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan. Any shares of stock may be registered in the name of the Trustee or its nominee. The Trustee shall have all voting rights with respect to such shares and may, in its discretion, vote such shares itself or by such proxy as it may select.

                   SECTION 9 - DISTRIBUTIONS AT RETIREMENT

9.1.     Normal Retirement Distributions.
         -------------------------------

                  Upon a Participant's Normal Retirement Date, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed to him or her.

         9.2.     Optional Method Of Distribution.
                  -------------------------------

                  In lieu of distribution of his or her accounts in a lump sum, a Participant may elect in accordance with the rules and procedures established by the Committee, to have his or her accounts distributed in substantially equal payments over a period of time not less than 2 years and not more than 10 years. In the event that a Participant who elects this optional form of benefit dies before the entire amount in his or her accounts has been distributed, distribution will continue to be made to such Participant's surviving spouse, if any, or designated beneficiary, unless such Participant's surviving spouse or beneficiary elects to receive such remaining amounts in a lump sum.

         9.3.     Required Minimum Distributions.
                  ------------------------------

                  Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant's Required Beginning Date as determined under
Section 9.4 below.

         9.4.     Required Beginning Date.
                  -----------------------

                  The Required Beginning Date of a Participant shall be:

                  (a) in the case of a Participant who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 following the calendar year in which occurs the later of the date the Participant attains age 70-1/2 and the date on which the Participant terminates employment; or

                  (b) in the case of a Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the April 1 following the calendar year in which the Participant attains age 70-1/2.

                  Each Participant shall have the right to withdraw all or any portion of his or her accounts beginning on the April 1 following the calendar year in which the Participant reaches age 70-1/2.

                  SECTION 10 - DISTRIBUTIONS AT DISABILITY

10.1.    Distributions Upon Disability.
         -----------------------------

                  If a Participant becomes permanently and totally disabled while in the employment of the Employer, his accounts shall become fully vested (if not already fully vested), and shall be distributed to him or her in a lump sum, unless the Participant elects an optional form of benefit described in Section 9.2, in accordance with Sections 10.1.1, 10.1.2, 10.1.3, and 10.1.4 below.

                  10.1.1.  Distributions Of $5,000 Or Less.
                           -------------------------------

                           Distribution to a Participant who has terminated employment at his or her Disability Retirement Date and whose vested account balances are less than or equal to $5,000 shall be made in a lump sum.

                  10.1.2.  Distributions In Excess Of $5,000.
                           ---------------------------------

                           In the event that the vested account balances of a Participant who has terminated employment at his or her Disability Retirement Date exceed $5,000, such Participant shall receive the notice described in Section 10.3.1. If the Participant consents to the distribution of his or her accounts in the manner required under Section 10.3.2 within 90 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

                  10.1.3.  Failure To Consent To Distribution.
                           ----------------------------------

                           In the event that a Participant whose vested account balances exceed $5,000 does not consent to the distribution of his or her accounts in accordance with subsection 10.1.2 above when first eligible to do so, his accounts shall be distributed to him or her within 60 days following his or her attainment of age
         62. Notwithstanding the preceding, such Participant may notify the Employer at any time following his or her Disability Retirement Date that he or she wants to receive the notice described in
         Section 10.3.1. If such Participant consents to the distribution of his or her accounts in the manner required under Section 10.3.2 within 90 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

                  10.1.4.  Valuation.
                           ---------

                           A distribution under Sections 10.1.1, 10.1.2, or
         10.1.3 shall be based on the value of the Participant's accounts as of the date such distribution is being made.

                  10.1.5.  Deemed Termination.
                           ------------------

                           A Participant who is permanently and totally disabled as described in Section 10.2 while in the employment of the Employer shall be deemed to have terminated such employment on the date the Committee determines that he or she is permanently and totally disabled.

         10.2.    Determination Of Disability.
                  ---------------------------

                  A Participant shall be considered permanently and totally disabled only if he is disabled by reason of a disability for which he becomes eligible for benefits under the Employer's long term disability plan.

         10.3.    Notification Of Eligibility To Receive And Consent To
                  -----------------------------------------------------
                  Disability Benefits.
                  -------------------

                  10.3.1.  Notice.
                           ------

                           In the event that the vested account balances of a Participant to be distributed pursuant to Section 10.1 exceed $5,000, such Participant shall receive notification of:

                           (a) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan; and

                           (b) his right to defer receipt of disability benefits.

                  10.3.2.  Consent.
                           -------

                           The Participant's consent to the distribution of disability benefits must be:

                           (a) made after the Participant receives the notice described in the preceding sentence; and

                           (b)      made within 90 days after he or she
                  receives the notice (or a summary of such notice).

           SECTION 11 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT
                                 (VESTING)

11.1.    Distributions Upon Termination Of Employment.
         --------------------------------------------

                  A Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date or Normal Retirement Date shall receive the vested portion of his accounts in a lump sum, unless the Participant elects an optional form of benefit described in Section 9.2, in accordance with Sections 11.1.1, 11.1.2, 11.1.3, and 11.1.4 below.

                  11.1.1.  Distributions Of $5,000 Or Less.
                           -------------------------------

                           Distribution to a Participant who has terminated employment prior to his or her death, Disability Retirement Date or Normal Retirement Date and whose vested account balances are less than or equal to $5,000 shall be made in a lump sum within 60 days after the Valuation Date coinciding with or next following the date he or she terminates employment, provided he or she is not an Employee on such date.

                  11.1.2.  Distributions In Excess Of $5,000.
                           ---------------------------------

                           In the event that the vested account balances of a Participant who has terminated employment prior to his or her death, Disability Retirement Date or Normal Retirement Date exceed $5,000, such Participant shall receive the notice described in
         Section 11.4.1. If the Participant consents to the distribution of his or her accounts in the manner required under Section 11.4.2 within 90 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

                  11.1.3.  Failure To Consent To Distribution.
                           ----------------------------------

                           In the event that a Participant whose vested account balances exceed $5,000 does not consent to the distribution of his or her accounts in accordance with subsection 11.1.2 above when first eligible to do so, his accounts shall be distributed to him or her within 60 days after his attainment of age 70 1/2. Notwithstanding the preceding, such Participant may notify the Employer at any time after his or her termination that he or she wants to receive the notice described in Section 11.4.1. If such Participant consents to the distribution of his or her accounts in the manner required under Section 11.4.2 within 90 days after receiving the notice, distribution of his or her accounts will be made in accordance with his or her election.

                  11.1.4.  Valuation.
                           ---------

                           A distribution under Sections 11.1.1, 11.1.2 or
         11.1.3 shall be based on the value of the Participant's accounts as of the Valuation Date as of which such distribution is being made.

         11.2.    Determination Of Vested Portion.
                  -------------------------------

                  (a) A Participant's Pre Tax-Matched Account, Pre Tax-Unmatched Account, After Tax-Matched Account, After Tax-Unmatched Account, Performance Contribution Account, and
         Rollover Account shall be 100% vested and nonforfeitable at all times.

                  (b) The portion of a Participant's Company Savings Account and Company Investment Account which shall be vested and nonforfeitable shall be determined in accordance with the following schedule:

                  Years of Service             Percentage of Account Vested
                  ----------------             ----------------------------

                     Less than 2                            0%
                          2                                25%
                          3                                50%
                          4                                75%
                      5 or more                           100%


                  (c) Notwithstanding paragraph (b) above, the accounts of Participants who were employed by Patriot Coal Company L.P. on December 1, 1995 shall be 100% vested and nonforfeitable at all times.

                  (d) Notwithstanding any provision herein to the contrary, a Participant's accounts shall be 100% vested and nonforfeitable upon such Participant's death, Normal Retirement Date or Disability Retirement Date.

         11.3.    Forfeitures.
                  -----------

                  The nonvested portion of the Company Savings and Investment Accounts of a Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date, or Normal Retirement Date shall be forfeited immediately when such Participant has both terminated employment and received a distribution of his or her entire vested account balances or when such Participant incurs five consecutive one-year Breaks in Service, whichever first occurs. The nonvested amounts shall be placed in a separate account until forfeited and shall be credited with an allocation of earnings and losses pursuant to
Section 7.2. If the Participant is not employed again by the Employer on the date a forfeiture occurs under this Section, any forfeited amounts plus earnings and losses thereon shall be used to reduce future Employer contributions. Following such forfeiture, the Participant shall be 100% vested in the balance, if any, of his or her accounts. If a Participant terminates employment with no vested interest in his or her Company Savings and Investment Accounts, such Participant shall be treated as receiving a distribution of the vested portion of his or her Company Savings and Investment Accounts on the last day of the Plan Year in which his or her termination occurs, provided he or she is not employed by the Employer on such date.

                  If a person who has incurred a forfeiture hereunder is reemployed by the Employer during a Plan Year before he or she has incurred five consecutive Breaks in Service, the amount in his or her account balance which was forfeited shall be restored without adjustment for any subsequent gains or losses. Restoration will first be made out of any unallocated forfeitures and, if such forfeitures are insufficient to restore such person's account balance, restoration shall be made through an Employer contribution. If such a restoration is made, the restored amount shall be maintained as a separate account, and the vested portion of such account from time to time shall equal an amount ("X") determined by the following formula:

                       X = P (AB + (R x D)) - (R x D)

For purposes of applying such formula: "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time; "D" is the amount previously distributed to the Participant upon his or her termination of employment; and "R" is the ratio of the account balance at the relevant time to the amount of the account balance which was restored. If an amount is restored to a person under this Section, separate Company Savings and Investment Accounts shall be maintained for allocations made after his or her reemployment and vesting with respect to such accounts shall be in accordance with Section 11.2.

         11.4.    Notification Of Eligibility To Receive And Consent To
                  -----------------------------------------------------
                  Vested Benefits.
                  ----------------

                  11.4.1.  Notice.
                           ------

                           In the event that the vested account balances of a Participant to be distributed pursuant to Section 11.1 exceed $5,000, such Participant shall receive notification of:

                           (a) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan; and

                           (b)      his right to defer receipt of vested
                  benefits.

                  11.4.2.  Consent.
                           -------

                           The Participant's consent to the distribution of the vested portion of his or her accounts must be:

                           (a) made after the Participant receives the notice described in the preceding sentence; and

                           (b) made within 90 days before the Valuation Date as of which distribution to the Participant is to be made.

                     SECTION 12 - DISTRIBUTIONS AT DEATH

12.1.    Distributions Upon Death.
         ------------------------

                  Upon the death of a Participant while in the employment of the Employer, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed in a lump sum to his or her spouse or beneficiaries in accordance with Sections 12.2, 12.3 and 12.4. Upon the death of a Participant after termination of his or her employment with the Employer, the vested portion of the Participant's remaining account balances shall be distributed in a lump sum to his or her spouse or beneficiaries in accordance with Sections 12.2, 12.3 and 12.4. Any distribution hereunder shall be based on the value of the Participant's accounts as of the date such distribution is made.

         12.2.    Distribution To Spouse.
                  ----------------------

                  Upon the death of a Participant, the entire balance of his or her accounts shall be distributed to his or her surviving spouse, if any, unless the surviving spouse has consented in the manner required under
Section 12.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

         12.3.    Designation Of Beneficiary.
                  --------------------------

                  Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan in accordance with the rules and procedures established by the Committee. If upon the death of the Participant, the Participant has no surviving spouse or the Participant's surviving spouse has consented to the designation of a beneficiary in the manner required under Section 12.5, the vested balance of his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.

         12.4.    Beneficiary Not Designated.
                  --------------------------

                  In the event the Participant has no surviving spouse and has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant's executor or administrator.

         12.5.    Spousal Consent To Designation Of Beneficiary.
                  ---------------------------------------------

                  The spouse of a Participant may consent in writing to the designation of a beneficiary other than the spouse or to a change in the designation of a beneficiary other than the spouse. The spouse's consent must acknowledge the effect of such designation of an alternate beneficiary (or change in the alternate beneficiary) and must be witnessed by a notary public or Plan representative. Any such consent must be filed with the Committee in order to be effective.

                  No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify in accordance with the rules and procedures established by the Committee that he or she has no spouse or that his or her spouse cannot be located in order for his or her beneficiary designation to be effective.

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

                SECTION 13 - LEAVES OF ABSENCE AND TRANSFERS

13.1.    Military Leave Of Absence.
         -------------------------

                  So long as The Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of his or her service in the military credited to his or her Service; provided that upon such Employee being discharged from the military service of the United States he or she applies for re-employment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

                  13.1.1.  Rights With Respect To Payroll Reduction
                           ----------------------------------------
                           Contributions.
                           -------------

                           Any Employee who is reemployed while entitled to veterans' reemployment rights under USERRA and who has either (i) suspended his or her contributions during military service, or (ii) made less than the maximum amount of contributions permitted by this Section during his or her period of military service, shall be permitted to make the contributions described in Sections 4.1 and
         4.2 to the Plan with respect to the period of his or her military service during the period which begins on the Employee's date of reemployment with the Employer and ends upon the earlier of:

                           (a)      the period equal to three times the
                  Employee's period of military service; and

                           (b)      five years.

                           The maximum amount of contributions which the Employee can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by the Employer during such period and received Compensation during such period equal to the Compensation the Employee would have received during the period of military service had the Employee worked for the Employer during such period. If the Compensation the Employee would have received during the period was not reasonably certain, the Employee's average Compensation from the Employer during the 12 month period immediately preceding the period of military service shall be deemed to be such Compensation.

                           If the Employer makes a contribution under
         Section 4.4 during a period when an Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in Sections 4.1 and 4.2 for this period, the Employer shall make such matching contributions on behalf of the Employee as would have been made had the Employee's contributions actually been made during the period of his or her military service.

                  13.1.2.  Performance Contributions.
                           -------------------------

                           An Employee who is on a leave of absence on account of military service described in this Section which commenced during the Plan Year, but before the last day of the Employer's fiscal year ending in such Plan Year, will share in the allocation of Performance Contributions under Section 4.5 for such Plan Year, but will not share in such allocations for any subsequent Plan Year ending before the Employee's return from such military leave. If the Employee is reemployed while entitled to veterans' reemployment rights under USERRA, the Employer shall make Performance Contributions under Section 4.5 on behalf of the Employee for each partial and full Plan Year in the Employee's period of military service for which the Employee did not receive a contribution. Such contributions shall be equal to the amount of contributions which would have been made had the Employee continued to be employed by the Employer during such military service and shall be determined as though the Employee received Compensation equal to the amount the Employee would have received if he or she were not in military service. If the Compensation the Employee would have received but for such military service is not reasonably certain, the Employee's average Compensation from the Employer during the 12 month period immediately preceding the period of military service shall be deemed to be such Compensation.

                  13.1.3.  Treatment Of Contributions.
                           --------------------------

                           Contributions under this Section will be taken into account for purposes of the limitations of Sections 402(g) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(m), 410(b) or 416.

                           Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Code Section 414(u)(4).

         13.2.    Maternity Or Paternity Absence.
                  ------------------------------

                  In the case of any Employee who is absent from work

                  (a)      by reason of the pregnancy of the individual,

                  (b) by reason of the birth of a child of the individual,

                  (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

                  (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Employee shall be credited with Days of Service following the date such absence begins until the first anniversary of such date solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an Employee must furnish to the Employer information establishing (i) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the Employee was absent.

         13.3.    Other Leaves Of Absence.
                  -----------------------

                  An Employee on an Employer-approved leave of absence not described in Section 13.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

                  Notwithstanding any other provision of the Plan, a Participant (other than a Participant employed by Powder River Coal Company or Patriot Coal Company, L.P.) who is on an Employer-approved leave of absence will share in the allocations of Employer contributions under
Section 4.5 for the Plan Year in which such leave of absence begins but will not share in such allocations for any subsequent Plan Year ending before the Participant's return from such leave of absence.

         13.4.    Transfers.
                  ---------

                  In the event that:

                  (a) a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Employee; or

                  (b) a person is transferred from employment with a member of the Controlled Group in a status as a non-Employee to employment with the Employer under circumstances making such person an Employee; or

                  (c) a person was employed by a member of the Controlled Group in a status as a non-Employee, terminated his or her employment and was subsequently employed by the Employer as an Employee; or

                  (d) a Participant was employed by the Employer as an Employee, terminated his or her employment and was subsequently employed by a member of the Controlled Group in a status as a non-Employee;

then the following provisions of this Subsection shall apply:

                  (a) transfer to employment with a member of the Controlled Group as a non-Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

                  (b) employment with a member of the Controlled Group by a non-Employee will be deemed to be employment by the Employer, but only with respect to employment during any period that such member of the Controlled Group is required to be aggregated with the Company pursuant to Code Sections 414(b), (c) or (m);

                  (c) amounts earned from a member of the Controlled Group by a non-Employee shall not constitute Compensation hereunder;

                  (d) termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Employer;

                  (e) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he may be entitled hereunder.

                  Notwithstanding anything in this Plan to the contrary, a Participant who is no longer employed by a member of the Controlled Group which includes the Company as a member shall be considered a terminated Employee.

                            SECTION 14 - TRUSTEE

                  The Company shall select a Trustee to hold and administer the assets of the Plan and shall enter into a trust agreement with such Trustee. The Company may change the Trustee from time to time subject to the terms of the trust agreement.

                         SECTION 15 - ADMINISTRATION

15.1.    Appointment Of Committee.
         ------------------------

                  The Board shall appoint a Committee of one (1) or more persons who shall serve without remuneration at the pleasure of the Board. Upon death, resignation, removal or inability of a member of the Committee to continue, the Board shall appoint a successor. The Committee shall appoint its own Chairman from among the regular members of the Committee and shall also appoint a Secretary who may be, but need not be, a member of the Committee. If, at any time, the Board has not appointed a Committee, or there is no Committee, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Committee.

         15.2.    Construction.
                  ------------

                  The Committee shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant's eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations. Any decision of a majority of the then members of the Committee shall govern.

         15.3.    Decisions And Delegation.
                  ------------------------

                  A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by majority vote at a meeting of the Committee. The Secretary of the Committee shall keep all records of meetings and of any action by the Committee and any and all other records desired by the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient or appropriate.

                  No member of the Committee shall make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board.

         15.4.    Meetings.
                  --------

                  The Committee shall hold meetings upon such notice, at such place or places and at such times as the Committee may determine. Meetings may be called by the Chairman or any member of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business.

         15.5.    Duties Of The Committee.
                  -----------------------

                  The Committee shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in writing in regard to:

                  (a) distribution payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;

                  (b) any other payments which the Trustee is not authorized to make without direction in writing by the Committee; and

                  (c) preparation of an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.

         15.6.    Records Of The Committee.
                  ------------------------

                  All acts and determinations of the Committee shall be duly recorded by the Secretary thereof (or under his or her supervision), and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Secretary. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board.

         15.7.    Expenses.
                  --------

                  Any expense incurred by the Committee or the Trustee with respect to employment of agents, attorneys or other persons, including expenses incurred in maintaining the qualified status of the Plan and the exempt status of the related trust shall be paid from the assets of such trust unless paid by the Employer.

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

                        SECTION 16 - CLAIM PROCEDURE

16.1.    Claim.
         -----

                  A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to: The Committee, Peabody Holding Company, Inc. Employee Retirement Account, 701 Market Street, Suite 700, St. Louis, Missouri 63101.

         16.2.    Claim Decision.
                  --------------

                  Upon receipt of a claim, the Chairman of the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Chairman may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Chairman will render a written opinion using language calculated to be understood by the Claimant setting forth:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific references to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

                  (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                  (e)      the time limits for requesting a review under
         Section 16.3 and a review under Section 16.4.

         16.3.    Request For Review.
                  ------------------

                  Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the determination of the Chairman be reviewed by the full Committee. Such request must be addressed to: The Committee, Peabody Holding Company, Inc. Employee Retirement Account, 701 Market, St. Louis, Missouri 63101. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Chairman's determination by the Committee within such 60-day period, he or she shall be barred and estopped from challenging the Committee's determination.

         16.4.    Review On Appeal.
                  ----------------

                  Within 60 days after the Committee's receipt of a request for review, it will review the Committee's determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the 60-day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review. The Committee shall possess and exercise discretionary authority to make determinations as to a Participant's eligibility for benefits and to construe the terms of the Plan. Any decision of a majority of the members of the Committee shall govern. The decision of the Committee shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant.

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

                   SECTION 17 - AMENDMENT AND TERMINATION

17.1.    Amendment.
         ---------

                  The Company shall have the right, by a resolution adopted by action of the Board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount credited to any Participant's account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer.

         17.2.    Termination; Discontinuance Of Contributions.
                  --------------------------------------------

                  The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants' accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.

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

                         SECTION 18 - MISCELLANEOUS

18.1.    Participants' Rights.
         --------------------

                  Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

         18.2.    Spendthrift Clause.
                  ------------------

                  Except as provided in Section 5.1, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

                  Notwithstanding the above, a Participant's benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

         18.3.    Delegation Of Authority By Employer.
                  -----------------------------------

                  Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any officer duly authorized by the board of directors of the Employer.

         18.4.    Distributions To Minors.
                  -----------------------

                  In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Committee shall direct that such distribution be made to the legal representative of such minor or other person.

         18.5.    Construction Of Plan.
                  --------------------

                  This Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.

         18.6.    Gender, Number And Headings.
                  ---------------------------

                  Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

         18.7.    Separability Of Provisions.
                  --------------------------

                  If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

         18.8.    Diversion Of Assets.
                  -------------------

                  No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.8, the Employer shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.

         18.9.    Service Of Process.
                  ------------------

                  The General Counsel of the Company shall constitute the Plan's agent for service of process.

         18.10.   Merger.
                  ------

                  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

         18.11.   Benefit Limitation.
                  ------------------

                  (a) Notwithstanding any other provision hereof, and except as provided in Section 13.1, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution plan to which the Company or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the least of:

                           (1)      $30,000; or

                           (2) 25% of the Participant's remuneration from the Company or any member of the Controlled Group during the Limitation Year; or

                           (3) such other limits set forth in Section 415 of the Code.

The amount set forth in subparagraph (1) above shall automatically be adjusted to reflect adjustments made by applicable law. Remuneration for purposes of this Section means remuneration as defined in Treasury Regulation Section 1.415-2(d) and shall also include the deferrals described in Code Section 415(c)(3)(D).

                  (b) For purposes of this Section, Limitation Year means the 12 month period commencing on January 1 and ending on December 31.

                  (c) Prior to January 1, 2000, the amounts allocated to a Participant during the Limitation Year under this Plan, and allocated to such Participant under any other defined contribution plan to which the Company or any member of the Controlled Group has contributed and which has the same Limitation Year as the Plan, shall be proportionately reduced to the extent necessary, so that the sum of the defined benefit plan fraction and the defined contribution plan fraction does not exceed the limits set forth in
         Section 415(e) of the Code.

                  (d) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's remuneration, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant under the limits of Section 415 of the Code or other limited facts and circumstances, the Annual Additions under the Plan for a particular Participant exceed the limitations in this Section, the excess amounts will not be deemed Annual Additions for the Limitation Year and will be treated as follows:

                           (1)      First, the portion of the excess
                  attributable to amounts by which a Participant elected to have his or her salary reduced under Sections 4.1 and 4.2 (together with any income or less any loss allocable to such amounts) shall be returned to such Participant to the extent that the return would reduce the excess amount in the Participant's accounts, such amount to be returned on or before the April 15 following the close of such Limitation Year.

                           (2)      Second, any Employer matching
                  contributions which are attributable to the contributions returned in (1) above shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

                           (3) Third, to the extent required to reduce the excess amount, other Employer contributions under
                  Section 4 shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

                  (e) For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions, Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code and without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under Section 408(k)(6) of the Code) and forfeitures.

         18.12.   Commencement Of Benefits.
                  ------------------------

                  (a) Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

                           (1)      the date on which the Participant
                  attains age 62; or

                           (2)      the 10th anniversary of the date on
                  which the Participant commenced participation in the Plan;
                  or

                           (3)      the Participant's termination of
                  employment with the Employer.

                  (b) Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Committee cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

                  (c) If the Committee is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date two years after

                           (1)      the date the Committee sends by
                  certified mail a notice concerning the benefits to such person at his or her last known address or

                           (2) the Committee determines that there is no last known address.

                           If an account is forfeited under this Section and a person otherwise entitled to the account subsequently files a claim with the Committee during any Plan Year, before any allocations for such Plan Year are made the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person's account balance, restoration shall be made by an Employer contribution to the Plan.

         18.13.   Qualified Domestic Relations Order.
                  ----------------------------------

                  Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order ("QDRO"). For this purpose a QDRO is any Domestic Relations Order determined by the Employer to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code pursuant to this Section.

                  (a) A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

                           (1)      relates to the provision of child
                  support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

                           (2) is made pursuant to a state domestic relations law, and

                           (3) creates or recognizes the existence of an Alternate Payee's right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

                           An "Alternate Payee" includes any spouse, former spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.

                  (b) To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

                           (1) Name and last known mailing address of the Participant.

                           (2) Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.

                           (3)      The amount or the percentage of the
                  Participant's benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

                           (4)      The number of payments or period to
                  which the Domestic Relations Order applies.

                           (5)      Each plan to which the Domestic
                  Relations Order applies.

                  (c) The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

                           (1)      Promptly upon receiving a Domestic
                  Relations Order, the Employer will

                                    (A)      refer the Domestic Relations
                           Order to legal counsel for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

                                    (B)      notify the affected Participant
                           and any Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

                           (2)      Promptly upon receiving the
                  determination made by the Plan's legal counsel of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Employer) shall be furnished a copy of such determination. The notice of determination shall state

                                    (A)      whether the Plan's legal
                           counsel has determined that the Domestic
                           Relations Order is a QDRO, and

                                    (B)      once such legal counsel
                           determines whether the Domestic Relations Order constitutes a QDRO, that the Employer will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Employer receives notice of the institution of legal proceedings disputing the determination. The Employer shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

                           (3) If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Employer shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

                  (d) If a Domestic Relations Order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.

         18.14.   Written Explanation Of Rollover Treatment.
                  -----------------------------------------

                  The Employer shall, when making an eligible rollover distribution, provide an explanation (or summary thereof) to the recipient of such distribution of his or her right to roll over such distribution to an eligible retirement plan and, if applicable, his or her right to the special five or ten-year averaging and capital gains tax treatment in the Code. Such explanation (or summary) will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

         18.15.   Leased Employees.
                  ----------------

                  Any person who is a leased employee (within the meaning of Section 414(n) of the Code) of any member of the Controlled Group shall be treated for all purposes of the Plan as if he or she were employed by a member of the Controlled Group which has not adopted the Plan.

         18.16.   Special Distribution Option.
                  ---------------------------

                  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

                  (a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                           (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

                           (2)      any distribution to the extent such
                  distribution is required under Section 401(a)(9) of the Code;

                           (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and

                           (4) effective January 1, 2000, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

                  (b)      An Eligible Retirement Plan is

                           (1)      an individual retirement account
                  described in Section 408(a) of the Code,

                           (2)      an individual retirement annuity
                  described in Section 408(b) of the Code,

                           (3) an annuity plan described in Section 403(a) of the Code, or

                           (4) a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

                  (c) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified

         Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         18.17.   Limitations On Special Distribution Option.
                  ------------------------------------------

                  (a) Effective prior to September 1, 1999, notwithstanding the provisions of the immediately preceding Section entitled Special Distribution Option, the amount which may be paid directly to the trustee of another eligible retirement plan under such Section shall be no less than the lesser of $500 or the total amount of the Eligible Rollover Distribution which would otherwise be includable in the Participant's taxable income, and no amount shall be so paid unless the amount of such distributions in any calendar year which are otherwise eligible for such payment are reasonably expected to total $200 or more.

                  (b) The Employer shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

         18.18.   Waiver Of 30-Day Period.
                  -----------------------

                  A Participant who receives the notice (or summary) described in Section 10.3.1 or 11.4.1 will simultaneously receive the notice (or summary) described in Section 18.14 and will be given the opportunity to consider for at least 30 days after such notices (or summaries) are provided the decision of whether or not to elect a Direct Rollover (as described in Section 18.16) and whether or not to elect to defer receipt of his or her vested benefit. A Participant may waive such opportunity to consider such elections for at least 30 days by making an election before the 30 day time period has elapsed. Notwithstanding any provision herein to the contrary, the Employer may distribute a Participant's vested benefit pursuant to his or her distribution election forms at any time following such Participant's waiver of the opportunity to consider such elections for at least 30 days.

                     SECTION 19 - TOP-HEAVY DEFINITIONS

19.1.    Accrued Benefits.
         ----------------

                  "Accrued Benefits" means "the present value of accrued benefits" as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Sections 19 and 20 hereof, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by all Qualified Plans of the Employer which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code.

         19.2.    Beneficiaries.
                  -------------

                  "Beneficiaries" means the person or persons to whom the share of a deceased Participant's accounts are payable.

         19.3.    Determination Date.
                  ------------------

                  "Determination Date" means for a Plan Year the last day of the preceding Plan Year.

         19.4.    Former Key Employee.
                  -------------------

                  "Former Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.

         19.5.    Key Employee.
                  ------------

                  "Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top Heavy Compensation shall be applied.

         19.6.    Non-Key Employee.
                  ----------------

                  "Non-Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.

         19.7.    Permissive Aggregation Group.
                  ----------------------------

                  "Permissive Aggregation Group" means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

         19.8.    Required Aggregation Group.
                  --------------------------

                  "Required Aggregation Group" means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

         19.9.    Super Top-Heavy Group.
                  ---------------------

                  "Super Top-Heavy Group" means, for a Plan Year beginning prior to January 1, 2000, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 90% of the sum of the Accrued Benefits (valued as of such Determination
Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Super Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

         19.10.   Top-Heavy Compensation.
                  ----------------------

                  "Top-Heavy Compensation" means compensation within the meaning of Section 415 of the Code.

         19.11.   Top-Heavy Group.
                  ---------------

                  "Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified

Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

                        SECTION 20 - TOP-HEAVY RULES

20.1.    Special Top-Heavy Rules.
         -----------------------

                  If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provisions shall apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year to read as follows:

                  20.1.1.  Minimum Allocation.
                           ------------------

                           A new Section 7.3 is added as follows:

                           7.3      Minimum Allocation if Plan is part of
                                    -------------------------------------
                                    Top-Heavy Group.
                                    ---------------

                                    Notwithstanding the foregoing, for each
         Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions and forfeitures allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee's Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered an Employer contribution for purposes of Section 19.11; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section. In addition, matching contributions made on behalf of Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section.

         20.2.    Adjustments In Section 415 Limits.
                  ---------------------------------

                  If for any Plan Year beginning prior to January 1, 2000 the Plan is part of a Super Top-Heavy Group, or the Plan is part of a Top-Heavy Group and fails to provide an allocation of Employer contributions and forfeitures on behalf of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year equal to at least the lesser of four percent of each such Non-Key Employee's Top-Heavy Compensation or the largest percentage of Top-Heavy Compensation allocated on behalf of any Key Employee for the Plan Year, effective as of the first day of such Plan Year the adjustments to the limits in Section 18.11 set forth in Section 416(h) of the Code shall be applied.